                     NOBLE AFFILIATES RESTORATION TRUST

      THIS TRUST AGREEMENT, made and executed at Ardmore, Oklahoma, by and between NOBLE AFFILIATES, INC., a Delaware corporation (the "Company") and EXCHANGE NATIONAL BANK AND TRUST COMPANY OF ARDMORE, OKLAHOMA (the "Trustee");

                               WITNESSETH THAT:

      WHEREAS, Company has established the nonqualified deferred compensation plans listed on the attached Appendix A (each a "Plan" and together the "Plans") for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Company; and

      WHEREAS, Company has incurred and expects to incur additional liabilities under the terms of the Plans for the payment of benefits to or with respect to the employees and former employees of Company who become entitled to benefit payments from Company pursuant to the provisions of one or more of the Plans (each a "Plan Participant" and together the "Plan Participants"); and

      WHEREAS, Company desires to establish a trust to be known as the Noble Affiliates Restoration Trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, until paid to Plan Participants or their beneficiaries who are entitled to Plan benefit payments from Company; and

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

      WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      Section 1.  ESTABLISHMENT OF TRUST.

      (a)   Company hereby deposits with Trustee in trust            , which
shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

      (b)   The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants, their beneficiaries and Company's general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event Company becomes Insolvent as defined in Section 3(a) herein.

      (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

      (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than twenty (20) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant or beneficiary the benefits to which Plan Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

      Section 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

      (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

      (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

      (c) Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to a Plan Participant or his or her beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits to a Plan Participant or his or her beneficiaries in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

      Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

      (a) Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b)   At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

            (1) If Company becomes Insolvent, the Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

            (2) Unless Trustee has actual knowledge that Company is Insolvent, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

            (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

            (4) Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

      Section 4.  PAYMENTS TO COMPANY.

      Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

      Section 5.  INVESTMENT AUTHORITY.

      (a) Except as otherwise provided in this Trust Agreement, Trustee shall have all of the rights, powers, duties and obligations with respect to the investment of the assets of the Trust granted to a trustee under the laws of the State of

Oklahoma. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

      Section 6.  DISPOSITION OF INCOME.

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

      Section 7.  ACCOUNTING BY TRUSTEE.

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

      Section 8.  RESPONSIBILITY OF TRUSTEE.

      (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities

(including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

      (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

      (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      Section 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

      For its services as trustee hereunder, Trustee shall be entitled to reasonable fees commensurate with its duties and responsibilities, taking into account the value and nature of the Trust and the time and work involved. Trustee shall be entitled to reimbursement for all reasonable expenses incurred by Trustee in connection with the administration of the Trust. Company may pay such fees and expenses, but if not so paid, such fees and expenses shall be paid from the assets of the Trust.

      Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

      (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

      (b) Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

      (c) Notwithstanding any other provision of this Trust Agreement, Trustee may not be removed by Company during the two (2) year period immediately following a Change of Control, as defined herein.

      (d) If Trustee resigns within two (2) years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

      (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within seventy-five (75) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

      (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      Section 11.  APPOINTMENT OF SUCCESSOR.

      If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

      Section 12.  AMENDMENT OR TERMINATION.

      (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

      (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

      (c) Upon written approval of all Plan Participants and beneficiaries of deceased Plan Participants, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made to Plan Participants and their beneficiaries. All assets in the Trust at termination shall be returned to Company.

      (d) Sections 1(f), 10(c), 10(d) and 12(a) through (d) of this Trust Agreement may not be amended by Company for two (2) years following a Change of Control, as defined herein.

      Section 13.  MISCELLANEOUS.

      (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Trust Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Oklahoma.

      Section 14.  DEFINITIONS.

      Unless the context clearly indicates otherwise, for purposes of this
Trust:

            (1) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            (2) "Change of Control" means any of the following events: (i) Company's assets are sold substantially as an entirety to any Person or related group of Persons in any one transaction or a series of related transactions; (ii) there shall be consummated any consolidation or merger of Company (A) in which Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned Subsidiary of Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of common stock of such Subsidiary) or (B) pursuant to which the Common Stock is converted into cash, securities or other property, in each case other than a consolidation or merger of Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or
      (iii) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group") (other than Company, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of Company or any Subsidiary or any Person holding securities of Company for or pursuant to the terms of any such employee benefit plan, which may file or become obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 [or any successor schedule, form or report] under the Exchange Act), together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of at least 50% of the total voting power of all classes of capital stock of Company entitled to vote generally in the election of directors of Company.

            (3) "Common Stock" means the class designated as Common Stock, par value $3.33-1/3 per share, of Company as of the date hereof.

            (4) "Corporation" means a corporation, partnership, association, company, joint-stock company or business trust.

            (5) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (6) "Person" means any individual, Corporation or government or any agency or political subdivision thereof.

            (7) "Subsidiary" means a Corporation more than 50% of the outstanding voting stock or other voting or managing ownership interest of which is owned, directly or indirectly, by Company or by one or more other Subsidiaries, or by Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      Section 15.  EFFECTIVE DATE.

      The effective date of this Trust Agreement shall be October 1, 1994.

      IN WITNESS WHEREOF, this Trust Agreement has been executed this 21st day of September, 1994.

                                       COMPANY:
                                       NOBLE AFFILIATES, INC.



                                       By:  /S/  Robert Kelley
                                          ----------------------------------
                                           Title: Chairman, President &
                                                   Chief Executive Officer
                                       TRUSTEE:

                                       EXCHANGE NATIONAL BANK AND TRUST COMPANY
                                       OF ARDMORE, OKLAHOMA


                                       By: /S/ Charles F. Williams
                                           ---------------------------------
                                           Title: Sr. Vice President &
                                                   Trust Officer

THE STATE OF OKLAHOMA         Section
                              Section
COUNTY OF                     Section

      BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared Robert Kelley, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE AFFILIATES, INC., and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 21st day of September, 1994.



                                          /S/  Carol J. Mitchell
                                          --------------------------------
                                          Notary Public, State of Oklahoma

My Commission  expires:

August 22, 1996
---------------------

THE STATE OF OKLAHOMA         Section
                              Section
COUNTY OF                     Section

      BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared Charles F. Williams, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said EXCHANGE NATIONAL BANK AND TRUST COMPANY OF ARDMORE, OKLAHOMA, a _________________________, and that he executed the same as the act of such
_________________________ for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of September, 1994.



                                          /S/  Peggy Campbell
                                          --------------------------------
                                          Notary Public, State of Oklahoma

My Commission expires:

June 30, 1998
----------------------

                      NOBLE AFFILIATES RESTORATION TRUST

                                 APPENDIX A
                                 ----------

1.    Noble Affiliates Thrift Restoration Plan

2. Restoration of Retirement Income Plan for Certain Participants in the Noble Affiliates Retirement Plan